Exhibit 1.1(b)


                              CERTIFICATE OF MERGER
                                     MERGING
                    CAROLINA COCA-COLA BOTTLING COMPANY, INC.
                                      INTO
                         SUMTER MERGER CORPORATION, INC

        (Pursuant to Section 252 of the Delaware General Corporation Law)


        SUMTER MERGER CORPORATION, INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("Sumter"), as the surviving corporation in the above-referenced merger does hereby submit and file this Certificate of Merger pursuant to Section 252(c) of the Delaware General Corporation Law:


1. The name and state of incorporation of each of the constituent corporations is as follows:

    a.  Carolina Coca-Cola Bottling, Company, Inc., a South Carolina corporation

    b.  Sumter Merger Corporation, Inc., a Delaware corporation

2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with subsection (c) of Section 252 of the Delaware General Corporation Law.

3. The name of the surviving corporation is Sumter Merger Corporation, Inc., a Delaware corporation.

4. The only change in the Certificate of Incorporation of the surviving corporation is that its name shall be relinquished and in place thereof the surviving corporation shall be known as "Carolina Coca-Cola Bottling Company, Inc.", a Delaware corporation.

5. The executed Agreement and Plan of Merger is on file at the office of the surviving corporation's parent corporation, Coca-Cola Bottling Co. Consolidated, 1900 Rexford Road, Charlotte, North Carolina 28211.

6. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

7. The authorized capital stock of the merged corporation (Carolina Coca-Cola Bottling Company, Inc., a South Carolina corporation) is five thousand (5,000) shares of common stock, one hundred dollars ($100.00) par value per share.

        IN WITNESS WHEREOF, the surviving corporation has caused this certificate to be signed by its president and attested by its secretary, effective at 11:59 p.m. on _______ __, 1999.

                         Sumter Merger Corporation, Inc.

                                    By:     _______________________________
                                            _______________________, ______


ATTEST:

--------------------------
John F. Henry, Jr., Secretary

                                                                        ANNEX B



                            FORM OF INSTALLMENT NOTE

THIS INSTALLMENT NOTE IS SUBJECT TO THE TERMS OF AN INDENTURE DATED ______________ ___, 1999 (AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE "INDENTURE") BETWEEN COCA-COLA BOTTLING CO. CONSOLIDATED AND FIRST UNION NATIONAL BANK, AS TRUSTEE (THE "TRUSTEE"). THE TERMS OF THIS INSTALLMENT NOTE INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT OF 1939, AS AMENDED (THE "TRUST INDENTURE ACT").

THIS INSTRUMENT IS REGISTERED AS TO BOTH PRINCIPAL AND INTEREST WITH THE ISSUER AND TRANSFER HEREOF MAY BE EFFECTED ONLY BY THE SURRENDER OF THE OLD INSTRUMENT AND THE ISSUANCE OF A NEW INSTRUMENT BY THE ISSUER TO THE NEW HOLDER. THE HOLDER HEREOF IS HEREBY NOTIFIED THAT THIS INSTRUMENT IS NOT LISTED NOR IS IT READILY TRADABLE ON ANY ESTABLISHED SECURITIES MARKET.


                                INSTALLMENT NOTE


$_____________________________                    ISSUE DATE: ___________, 1999

        FOR VALUE RECEIVED and pursuant to that certain Agreement and Plan of Merger dated as of March 26, 1999 (the "APM") by and among Coca-Cola Bottling Co. Consolidated, a Delaware corporation ("CONSOLIDATED"), Sumter Merger Corporation, Inc., a Delaware corporation and a wholly owned subsidiary of Consolidated ("NEWCO"), and Carolina Coca-Cola Bottling Company, Inc., a South Carolina corporation ("COKE-CAROLINA"), the undersigned, Consolidated (the "ISSUER") hereby promises to pay to the order of ________________________ (the "HOLDER") or the assigns of Holder, the sum of __________________________ _______________ plus accrued interest as provided below.

        This Installment Note has the following terms:

Maturity:

        seven (7) years from date of issue

Interest Rate:

        five and three quarters percent (5.75%) simple interest per annum, fixed rate


Interest Payment Dates:

        accrued and unpaid interest will be paid quarterly in arrears on the last day of the calendar quarter, except for the final interest payment, which will be paid on the maturity date

Payments of Principal:

        twenty percent (20%) of the original principal balance will be paid in conjunction with the interest payment occurring on December 31st of 2001, 2002, 2003, and 2004, with the balance of the outstanding principal plus all accrued and unpaid interest being paid on ________________, 2006


        All payments shall be made in lawful money of the United States to the registered holder of this Installment Note in accordance with the provisions of the Indenture.

        TIME IS OF THE ESSENCE OF THIS INSTALLMENT NOTE.

        This Installment Note may NOT be prepaid in whole or in part (i) except pursuant to a redemption offer as described in the Indenture or (ii) except as expressly authorized below.

        THIS INSTALLMENT NOTE IS SUBJECT TO THE ISSUER'S RIGHTS OF OFFSET AS SET FORTH IN ARTICLE VI OF THE APM.

        The following are events of default under the Indenture: (a) the Issuer's failure to pay or perform any obligation, liability or indebtedness of the Issuer to the Holder under this Installment Note as and when due (whether upon demand, at maturity or by acceleration, and subject to the terms of this Installment Note, the Indenture and the APM); (b) the commencement of a proceeding by or against the Issuer for dissolution (other than administrative dissolution where prompt re-instatement efforts are initiated and followed through to completion); (c) the insolvency of or the business failure of the Issuer; (d) the appointment of a custodian, trustee, liquidator or receiver for a material portion of the property of the Issuer; (e) an assignment for the benefit of creditors of a material portion of the property of the Issuer; or (f) the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against the Issuer. Whenever there is a default under this Installment Note, the entire balance outstanding hereunder (however acquired or evidenced) shall, at the option of the Trustee, or as otherwise provided in the Indenture, become immediately due and payable in accordance with the Indenture. Additionally, the Holder shall have all rights and remedies available under the APM and the Indenture.

        During the existence of any such default arising from the failure to pay principal or interest under this Note, the Issuer further promises to pay, on demand, to the extent permitted by applicable law, additional interest on overdue installments of principal and, to the extent permitted by law, of interest at the rate of eight percent (8%) per annum.

        Except in connection with the Issuer's exercise of its right of offset as set forth in Article VI of the APM: (a) the Issuer hereby waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, agrees to pay all reasonable costs of collection when incurred (including without limitation reasonable attorneys' fees), and agrees to perform and comply with each of the covenants, agreements, conditions, provisions and agreements of the Issuer contained in each and every instrument evidencing or securing said indebtedness; (b) the Issuer agrees that its liabilities under this Note are absolute and unconditional without regard to the liability of any other party; and (c) the Issuer hereby waives the right to interpose any set-off, counterclaim, or defense or any nature or description whatsoever in connection with any Holder's enforcement of its rights under this Note.

        This Installment Note is subject to all of the terms of the Indenture and the Trust Indenture Act, and holders of the Installment Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and each Holder and of the terms upon which the Installment Notes are, and are to be, authenticated and delivered. The terms of this Installment Note contained herein do not purport to be complete and are qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

        This Installment Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on this Installment Note.




                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Issuer executes this Installment Note effective on the ____ day of _____________, 1999.

                                             COCA-COLA BOTTLING CO. CONSOLIDATED
                                                ______________________________
                                             By:__________________, __________


Attest: _________________________
        ________________, Secretary




                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


        First Union National Bank, as Trustee, certifies that this is one of the Notes referred to in the Indenture.


               By:________________________________________
                      Authorized Signatory

                                                                      ANNEX C

                  FORM OF SHAREHOLDERS' EQUITY ESCROW AGREEMENT

                      SHAREHOLDERS' EQUITY ESCROW AGREEMENT

        The Undersigned, Coca-Cola Bottling Co. Consolidated, a Delaware corporation ("Consolidated"); Sumter Merger Corporation, Inc., a Delaware corporation and wholly-owned subsidiary of Consolidated ("Newco"), W. S. Heath,
A. T. Heath, III and R. Bland Roper as the "Shareholders' Representatives", and SunTrust Bank, Atlanta, a Georgia Banking Corporation, as escrow agent (the "Escrow Agent") hereby enter into this Shareholders' Equity Escrow Agreement as of the ____ day of ________, 1999 (hereinafter this "Escrow Agreement"). Unless otherwise defined, all capitalized terms used herein shall have the meanings assigned to them in that certain Agreement and Plan of Merger entered into as of March 26, 1999 by and among Consolidated, Newco, and Carolina Coca-Cola Bottling Company ("Coke-Carolina") (the "APM").

                                    ARTICLE I
                        Items Deposited with Escrow Agent

1.0 Escrow Agent Acceptance. The Escrow Agent hereby accepts its appointment as Escrow Agent and agrees to hold the Shareholders' Equity Escrow Fund (as defined herein) in accordance with this Escrow Agreement and agrees to invest such funds pursuant thereto and no additional duties or obligations shall be implied hereunder.

1.1 Items Deposited at Closing. The following items are hereby deposited with the Escrow Agent by the indicated parties to be held and administered by the Escrow Agent pursuant to the terms of this Escrow Agreement:

        a. By Consolidated, Newco and the Shareholders' Representatives: a photocopy of the executed APM dated as of March 26, 1999 (with the amount of the Base Merger Consideration redacted); and

        b. By Newco: the amount of cash as specified by Section 2.1 (f)(i) of the APM (the "Shareholders' Equity Escrow Fund").

1.2 Items Deposited Post-Closing. Subsequent to the Closing, Consolidated shall cause its certified public accounting firm to deliver to the Escrow Agent (as provided in Article II of the APM) the Final Closing Date Balance Sheet together with its calculation of the Post-Closing Adjustment.


                                   ARTICLE II
                  Deposit, Investment and Disbursement of Funds

2.1 General. The above-listed items shall be held by the Escrow Agent in escrow under the following instructions, to wit:

               Cash. The Escrow Agent shall hold the Shareholders' Equity Escrow Fund and invest the same in Federated Treasury Obligations Money Market Fund.

2.2 Distribution of Shareholder's Equity Escrow.

        (a) Distribution of Income. All income earned on cash held in the Shareholders' Equity Escrow Fund shall be paid to the Shareholders' Representatives to be distributed to the shareholders in accordance with their respective interests in the cash in the Shareholders' Equity Escrow Fund.
        (b) Distribution of Corpus. The Shareholders' Equity Escrow Fund will be distributed as specified in Section 2.2(b) of the APM.

2.3 Reliance on Directions or Agreements. Where directions, instructions or agreements from more than one of the undersigned are required, such directions, instructions or agreements may be given by counterpart instruments.

2.4 Actions of Escrow Agent.  It is further agreed by the undersigned that:

        (a) The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the genuineness or validity of this Escrow Agreement.

        (b) The Escrow Agent shall be protected in acting upon written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be.

        (c) The Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection herewith, other than gross negligence or willful misconduct on part of the Escrow Agent.

        (d) The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel. In such event, the legal fees and expenses of counsel shall be paid one-half by Newco and one-half by the Shareholders.

        (e) In the event of any disagreement between any of the parties to this Escrow Agreement or between them or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of this escrow or in the event that the Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, file a suit in interpleader in a court of competent jurisdiction, or refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise. The filing of such legal action shall not deprive the Escrow Agent of its compensation earned prior to such filing.

        (f) The Escrow Agent shall not have any liabilities or responsibilities arising under any other agreement to which the Escrow Agent is not a party, except to recognize the definition of terms contained in the APM and the specific references to the APM contained herein (as redacted), even though reference thereto may be made herein or a copy thereof provided in connection with this Escrow Agreement.

        (g) Newco and the Shareholders hereby agree to jointly and severally indemnify and hold harmless the Escrow Agent against any and all cost, losses, claims, damages, liabilities, expenses of every kind and nature, including reasonable costs of investigation, court costs, and reasonable attorneys' fees, expenses and disbursements which may be incurred by the Escrow Agent without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its entering into this Escrow Agreement or carrying out its duties hereunder in connection with its acceptance of appointment as the Escrow Agent hereunder, including any litigation arising from this Escrow Agreement or involving the subject matter hereof. One-half of such indemnification amounts shall be paid by the Shareholders and one-half of such indemnification amounts shall be paid by Newco. The Escrow Agent shall not be liable for any action taken or admitted by it in good faith and believed by it to be authorized hereby, nor for action taken or omitted by it in accordance with the advise of its counsel. The parties to this Escrow Agreement agree that the indemnification afforded to the Escrow Agent pursuant to this paragraph (g) shall survive the termination of this Escrow Agreement.

                                   ARTICLE III

                               General Provisions.

3.1 Compensation of Escrow Agent. The Escrow Agent's fee for acting as escrow agent hereunder shall be $2,500.00 payable as follows: annually, in advance.

3.2 Costs, Fees and Expenses. Fifty percent (50%) of all fees and expenses of the Escrow Agent shall be paid by Newco. The remaining fifty percent (50%) shall be paid out of the Shareholder Expense Fund.

3.3 Resignation of Escrow Agent. The Escrow Agent may resign as Escrow Agent hereunder at any time by providing thirty (30) days written notice to the other parties hereto, whereupon the Escrow Agent shall deliver the Shareholders' Equity Escrow Fund to a substitute escrow agent selected by the mutual agreement of Newco and the Shareholders' Representatives.

3.4 Counterparts. This Escrow Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument.

3.5 Binding Effect. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.

3.6 Governing Law. The terms of this Escrow Agreement shall be construed in accordance with the laws of the State of Georgia.

3.7 Severability. If any provision of this Escrow Agreement is unenforceable, the remaining provisions shall, to the extent possible, be carried into effect taking into account the general purpose and spirit of this Escrow Agreement.

3.8 Notices. Any notice, demand, request, consent, approval or other communications required or permitted to be given hereunder shall be in writing and shall be delivered personally or sent by nationally recognized overnight courier (utilizing guaranteed next business morning delivery), addressed to the party to be notified at the following address, or to such other address as such party shall specify by like notice:

               (a)    If to Consolidated or Newco, to:

                      Coca-Cola Bottling Co. Consolidated
                      1900 Rexford Road
                      Charlotte, NC  28211
                      Facsimile:    (704) 551-4449
                      Telephone:    (704) 551-4400
                      Tax I.D. #:

                      Attention:    Mr. Robert D. Pettus, Jr.


               with a required copy to:

                      Witt, Gaither & Whitaker, P.C.
                      1100 SunTrust Bank Building
                      Chattanooga, TN  37402
                      Facsimile:    (423) 266-4138
                      Phone:        (423) 265-8881

                      Attention:    John F. Henry, Jr., Esq.


               (b)    If to Shareholders' Representatives, to:

                      W. S. Heath
                      72 Paisley Park
                      Sumter, SC  29150-3114
                      Phone:

                      A. T. Heath, III
                      21 Swan Lake Drive
                      Sumter, SC  29150-4740
                      Phone:

                      and

                      R. Bland Roper
                      112 1/2 West Main Street
                      Laurens, SC  29360
                      Facsimile:    (864) 984-2539
                      Phone:        (864) 984-2538

               with a required copy to:

                      Overend & Company, Inc.
                      Suite 200
                      4401 Northside Pkwy.
                      Atlanta, GA  30327
                      Facsimile:    (404) 262-2801
                      Phone:        (404) 262-2800

                      Attention:    Mr. George D. Overend


               with a further required copy to:

                      Sutherland Asbill & Brennan LLP
                      999 Peachtree Street, NE
                      Atlanta, GA 30309-3996
                      Facsimile:    (404) 853-8806

                      Attention:    Mr. Thomas B. Hyman, Jr.

               (c)    If to Escrow Agent:
                      SunTrust Bank, Atlanta
                      Corporate Trust Department
                      3495 Piedmont Road
                      Building 10-Suite 810
                      Atlanta, GA  30305-1727
                      Facsimile:    (404) 240-2030
                      Phone:        (404) 240-1954

                      Attention:    Ms. Rebecca Fischer

        Or to such other representative or to such other address as may be designated in a notice given pursuant hereto.

IN WITNESS WHEREOF, the undersigned hereby set forth their hands as of the date and year first above written.

Shareholders' Representatives

___________________________________
W. S. Heath, Shareholders' Representative

__________________________________
A. T. Heath, III, Shareholders' Representative

_________________________________
R. Bland Roper, Shareholders' Representative


Coca-Cola Bottling Co. Consolidated

By:     ___________________________
        ___________________, _____________



Sumter Merger Corporation, Inc.

By:     ___________________________
        ___________________, ______________

SunTrust Bank, Atlanta, as Escrow Agent

By:     ___________________________
        ___________________, _____________

                                    Exhibit A

                           Wire Transfer Instructions
                           --------------------------

                                 to be supplied

                                                                         ANNEX D

                    FORM OF INDEMNIFICATION ESCROW AGREEMENT

                        INDEMNIFICATION ESCROW AGREEMENT

        The Undersigned, Coca-Cola Bottling Co. Consolidated, a Delaware corporation ("Consolidated"); Sumter Merger Corporation, Inc., a Delaware corporation and a wholly-owned subsidiary of Consolidated ("Newco") (Consolidated and Newco being sometimes collectively referred to herein as "Indemnitees"), W. S. Heath, A. T. Heath, III and R. Bland Roper as the "Shareholders' Representatives", and SunTrust Bank, Atlanta, a Georgia Banking Corporation, as escrow agent (the "Escrow Agent") hereby enter into this indemnification escrow agreement as of the ______ day of __________, 1999 (hereafter this "Indemnification Escrow Agreement"). Unless otherwise defined, all capitalized terms used herein shall have the meanings assigned to them in that certain Agreement and Plan of Merger entered into as of March 26, 1999 by and among Consolidated, Newco, and Carolina Coca-Cola Bottling Company ("Coke-Carolina") (the "APM").

                                    ARTICLE I
                              Background Statement

        Pursuant to the terms of the APM, a portion of the Closing Date Merger Consideration will be placed in the Indemnification Escrow Fund (as defined herein) by the Shareholders' Representatives for purposes of providing protection to the Indemnitees for the Coke-Carolina Shareholders' indemnification obligations set forth in Article VI of the APM. Due to the nature of the transaction, Indemnitees are unwilling to enter into the APM unless an indemnification escrow is appropriately funded. It is the intent of the parties that (i) all dividends on such pledged stock will be for the benefit of the registered holders and distributed to as provided for herein, and (ii) all voting rights of such stock will be exercisable by the registered holders. There are no restrictions on the shares other than as expressly provided herein or in the APM. Notwithstanding anything contained herein or in the APM to the contrary, under no circumstances shall the shares of Consolidated

Common Stock be held in the Indemnification Escrow Fund for a period longer than five (5) years from the date hereof. Consolidated, Newco, and the Shareholders' Representatives acknowledge and agree that the shares of Consolidated Common Stock held in the Indemnification Escrow Fund shall under no circumstances exceed forty-nine percent (49%) of the number of shares issued as part of the Base Merger Consideration. Release of shares of Consolidated common stock held in the Indemnification Escrow Fund will be governed by terms and conditions of the APM and this Indemnification Escrow Agreement. It is the express intent of the parties that the escrow of the shares of Consolidated Common Stock comply with the provisions of Rev. Proc. 84-42 promulgated by the Internal Revenue Service.

                                   ARTICLE II
                        Items Deposited with Escrow Agent

2.0 Escrow Agent Acceptance. The Escrow Agent hereby accepts its appointment as Escrow Agent and agrees to hold the Indemnification Escrow Fund in accordance with this Indemnification Escrow Agreement and agrees to invest such Fund pursuant thereto and no additional duties or obligations shall be implied hereunder. The following items are (or will be) deposited with the Escrow Agent by the indicated parties to be held and administered by the Escrow Agent pursuant to the terms of this Indemnification Escrow Agreement:

2.1 By Indemnitees: A deposit consisting of cash, certificates for shares of Consolidated Common Stock, and Installment Notes in the aggregate amount of Three Million Six Hundred Sixty Thousand Dollars ($3,660,000) as listed on Exhibit A of this Indemnification Escrow Agreement. The Escrow Agent shall acknowledge receipt of the cash, certificates for shares of Consolidated Common Stock and Installment Notes.


2.2 By Indemnitees, Coke-Carolina and Shareholders' Representatives: an executed copy of the APM with the amount of the Base Merger Consideration redacted.

                                   ARTICLE III
                  Deposit, Investment and Disbursement of Funds

3.1 General. The items in Section 2.1 above shall be held by the Escrow Agent in escrow under the following instructions, to wit:

        (a) Cash: The Escrow Agent shall invest all cash received in investments permitted by this Indemnification Escrow Agreement ("Permitted Investments") in accordance with written instructions received from time to time from the Shareholders' Representatives. For purposes hereof, Permitted Investments shall be limited to the following:

        (i) direct general obligations of the United States of America or any agency thereof, or obligations which have the payment of principal and interest unconditionally guaranteed by the United States of America or any agency thereof;

        (ii) Federated Treasury Obligations Money Market Fund which is rated triple A;

        (iii) prime commercial paper (including variable demand notes) of companies whose commercial paper is rated A-1 or P-1 or better by Standard & Poor's or Moody's; and

        (iv) repurchase agreements with banks meeting the qualifications set forth in clause (ii) above and involving securities of the type enumerated in clauses (i) through (iii) above.

        (b) Consolidated Common Stock and Installment Notes. The share certificates and the Installment Notes held by the Escrow Agent shall be retained and held in the Escrow Agent's vault, or at such other secure location as the Escrow Agent determines.

        (c) Responsibility. The Escrow Agent shall not be responsible or liable for the performance of, loss on, or a penalty resulting from any Permitted Investment made by the Escrow Agent pursuant to this Indemnification Escrow Agreement. Such investments by the

Escrow Agent of said cash consideration and the income from such investments shall be paid only as hereinafter directed in writing. The cash, stock, and Installment Notes, together with the proceeds from the investments thereof shall hereinafter be referred to as the "Indemnification Escrow Fund".

3.2 Distribution of Indemnification Escrow Fund.

        (a) Distribution of Income. All income earned on cash held in the Indemnification Escrow Fund shall be paid to the Shareholders' Representatives to be distributed to the shareholders in accordance with their respective interests in the cash in the Indemnity Escrow Fund.

        (b) Release of Corpus. Release of the Indemnification Escrow Fund held by the Escrow Agent shall be as follows:

        (i) Partial Release. At the conclusion of the eighteenth (18th) complete calendar month following the Closing Date, funds will be released from the Indemnification Escrow Fund as provided in and limited by Article VI of the APM.

        (ii) Final Release. At the conclusion of the forty-second (42nd) complete calendar month following the Closing Date, any remaining balance in the Indemnification Escrow Fund will be released as provided in and limited by Article VI of the APM.

3.3 Claims. Pursuant to Article VI of the APM, Indemnitees are entitled, under certain circumstances and subject to certain limitations, to receive indemnification as more particularly set forth in the APM. From time-to-time, Indemnitees may provide the Escrow Agent with a claim for indemnification in the form attached hereto as Exhibit C (an "Indemnitee Claim Notice"), which must be accompanied by (i) U.S. Postal Service signed return receipt cards indicating delivery to the Shareholders' Representatives, and (ii) a certificate from a corporate officer of Consolidated certifying that the indemnification claim was sent to the Shareholders'

Representatives, and that the return receipt cards are for that claim. At the expiration of thirty (30) days subsequent to the latest date on which the Shareholders' Representatives were delivered notice of the claim for indemnification (as evidenced by the return receipt cards), the Escrow Agent shall make the distribution to Indemnitees as specified in the Indemnitee Claim Notice (including returning the certificate of the Consolidated Common Stock and the Installment Note to Indemnitees for cancellation and re-issuance as provided in Article VI of the APM), unless, prior to the expiration of such thirty-day period, the Escrow Agent receives written notice from the Shareholders' Representatives along with confirmation that the objection letter was sent to the Indemnitees of an objection to the Indemnitees' claim. In the event of such objection, the Escrow Agent shall not make the distribution to the Indemnitees specified in the Indemnitee Claim Notice absent the joint written consent of the Indemnitees and the Shareholders' Representatives, or a certified copy of a final order of a court of competent jurisdiction, no longer subject to appeal.

3.4 Reliance on Directions or Agreements. Where directions or instructions or agreements from more than one of the parties to this Indemnification Escrow Agreement are required, such directions or instructions or agreements may be given by counterpart instruments.

3.5 Actions of Escrow Agent.  It is further agreed by the Undersigned that:

        (a) The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the genuineness or validity of this Indemnification Escrow Agreement, or any part thereof, does not warrant title or validity of the Indemnification Escrow Fund, or the identity or authority of any person acting on behalf of any other party hereunder.

        (b) The Escrow Agent shall be protected in acting upon written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be.

        (c) The Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection herewith, other than gross negligence or willful misconduct on part of the Escrow Agent.

        (d) The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel. In such event, the legal fees and expenses of counsel shall be paid one-half by Newco and one-half by Shareholders.

        (e) In the event of any disagreement between any of the parties to this Indemnification Escrow Agreement or between them or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of this escrow or in the event that the Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, file a suit in interpleader in a court of competent jurisdiction, or refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise. The filing of such legal action shall not deprive the Escrow Agent of its compensation earned prior to such filing.

        (f) The Escrow Agent shall not have any liabilities or responsibilities arising under any other agreement to which the Escrow Agent is not a party, except to recognize the definition of terms contained in the APM and the specific references to the APM contained herein (as redacted), even though reference thereto may be made herein or a copy thereof provided in connection with this Indemnification Escrow Agreement.

        (g) Newco and the Shareholders hereby agree to jointly and severally indemnify and hold harmless the Escrow Agent against any and all costs, losses, claims, damages, liabilities, expenses of every kind and nature, including reasonable costs of investigation, court costs, and reasonable attorneys' fees, expenses and disbursements which may be incurred by the Escrow Agent without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its entering into this Indemnification Escrow Agreement or carrying out its duties hereunder in connection with its acceptance of appointment as the Escrow Agent hereunder, including any litigation arising from this Indemnification Escrow Agreement or involving the subject matter hereof. One-half of such indemnification amounts shall be paid by the Shareholders' Representatives and one-half of such indemnification amounts shall be paid by Newco. The Escrow Agent shall not be liable for any action taken or admitted by it in good faith and believed by it to be authorized hereby, nor for action taken or omitted by it in accordance with the advice of its counsel. The parties to this Indemnification Escrow Agreement agree that the indemnification afforded to the Escrow Agent pursuant to this paragraph (g) shall survive the termination of this Indemnification Escrow Agreement.

3.6 Interaction with Shareholders' Equity Escrow Agreement. Pursuant to Section
2.2 of the APM, if the Post-Closing Adjustment exceeds the amount of funds held in the Shareholders' Equity Escrow Fund in favor of Indemnitees, the Escrow Agent is expressly authorized and directed to make payments to Indemnitees as set forth in Section 3.3 above without consideration for the liability deductible specified in Section 6.7 of the APM.

                                   ARTICLE IV

                              General Provisions.

4.1 Compensation of Escrow Agent. The Escrow Agent's fee for acting as escrow agent hereunder shall be $3,500, payable as follows: annually, in advance.

4.2 Costs, Fees and Expenses. Fifty percent (50%) of all fees and expenses of the Escrow Agent shall be paid by Newco. The remaining fifty percent (50%) shall be paid out of the Shareholders' Expense Fund.

4.3 Resignation of Escrow Agent. The Escrow Agent may resign as Escrow Agent hereunder at any time by providing thirty (30) days written notice to Indemnitees and Shareholders' Representatives, whereupon the Escrow Agent shall deliver the collected Indemnification Escrow Fund to a substitute escrow agent selected by the mutual agreement of Indemnitees and Shareholders' Representatives. Any successor escrow agent shall execute and deliver to the predecessor Escrow Agent, Newco and the Shareholders an instrument accepting such appointment and the transfer of the Shareholders' Equity Escrow Fund and the agreeing to the terms of this Indemnification Escrow Agreement and thereupon such successor escrow agent shall, without further act, become vested with all the estates, properties, rights, powers, privileges and duties of the predecessor Escrow Agent as if originally named herein. If an instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within thirty (30) days after the giving of such notice of resignation, the resigning Escrow Agent may at the joint expense of Newco and the Shareholders petition any court of competent jurisdiction for the appointment of a successor escrow agent.

4.4 Performance on Non Business Day. Should the performance date pursuant to any provision of this Indemnification Escrow Agreement fall upon a holiday or on a day on which the Escrow Agent is not open for business, the performance by the Escrow Agent on the succeeding business day shall be deemed to be in full compliance with the terms hereof.

4.5 Counterparts. This Indemnification Escrow Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument.

4.6 Binding Effect. This Indemnification Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.

4.7 Governing Law. The terms of this Indemnity Escrow Agreement shall be construed in accordance with the laws of the State of Georgia.

4.8 Severability. If any provision of this Indemnity Escrow Agreement is unenforceable, the remaining provisions shall, to the extent possible, be carried into effect taking into account the general purpose and spirit of this Indemnity Escrow Agreement.

4.9 Notices. Any notice, demand, request, consent, approval or other communications required or permitted to be given hereunder shall be in writing and shall be delivered personally or sent either by facsimile transmission or nationally recognized overnight courier (utilizing guaranteed next business morning delivery), addressed to the party to be notified at the following address, or to such other address as such party shall specify by like notice:

        (a)    If to Indemnitees:
               Coca-Cola Bottling Co. Consolidated
               1900 Rexford Road
               Charlotte, NC  28211
               Facsimile:    (704) 551-4449
               Phone:        (704) 551-4400
               Tax ID #:

               Attention:    Mr. Robert D. Pettus, Jr.

        with a required copy to:

               Witt, Gaither & Whitaker, P.C.
               1100 SunTrust Bank Building
               Chattanooga, TN  37402
               Facsimile:    (423) 266-4138
               Phone:        (423) 265-8881

               Attention:    John F. Henry, Jr., Esq.

        (b) If to the Shareholders, to:

               W. S. Heath
               72 Paisley Park
               Sumter, SC  29150-3114
               Phone:

               A. T. Heath, III
               21 Swan Lake Drive
               Sumter, SC  29150-4740
               Phone:

               and

               R. Bland Roper
               112 1/2 West Main Street
               Laurens, SC  29360
               Facsimile:    (864) 984-2539
               Phone:        (864) 984-2538

        with a required copy to:

               Overend & Company, Inc.
               Suite 200
               4401 Northside Pkwy.
               Atlanta, GA  30327
               Facsimile:    (404) 262-2801
               Phone:        (404) 262-2800

               Attention:    Mr. George D. Overend
        with a required copy to:

               Sutherland, Asbill & Brennan LLP
               999 Peachtree Street, NE
               Atlanta, GA  30309-8806
               Facsimile:    (404) 853-8806

               Attention:    Mr. Thomas B. Hyman, Jr.

        (c)    If to the Escrow Agent

               SunTrust Bank, Atlanta
               Corporate Trust Department
               3495 Piedmont Road
               Building 10 - Suite 810
               Atlanta, GA  30305
               Facsimile:    (404) 240-2030

               Attention:    Ms. Sandra Thompson

        Or to such other representative or to such other address as may be designated in a notice given pursuant hereto.

                      THIS SPACE INTENTIONALLY LEFT BLANK

In Witness Whereof, the undersigned hereby set forth their hands as of the date and year first above written.

Shareholders' Representatives

______________________________
W. S. Heath, Shareholders' Representative

______________________________
A. T. Heath, III, Shareholders' Representative

______________________________
R. Bland Roper, Shareholders' Representative

Coca-Cola Bottling Co. Consolidated

By:     _____________________________
        ____________________, _________________


Sumter Merger Corporation, Inc.

By:     ____________________________
        ___________________, ________________

SunTrust Bank, Atlanta, as Escrow Agent
By:     ____________________________
        ___________________, ________________

                                    Exhibit A
                  Deposits Into The Indemnification Escrow Fund

Cash Deposited:       $______________________   [wire transfer instructions]

Shares Deposited      ____________ Certificate No. _______

Aggregate Principal Amount of Installment Notes Deposited:  $________________

                                    Exhibit B
                                 Form of Receipt

                                     ___________ __, 1999

To:     Robert D. Pettus, Jr.
        Coca-Cola Bottling Co. Consolidated
        1900 Rexford Road
        Charlotte, NC  28211


        W. S. Heath, Shareholders' Representative
        _______________________________
        _______________________________

        A. T. Heath, Shareholders' Representative
        _______________________________
        _______________________________

        R. Bland Roper, Shareholders' Representative
        112 1/2 West Main Street
        Laurens, SC  29360

I __________________________________ as the Escrow Agent pursuant to the terms and conditions of that certain Indemnification Escrow Agreement dated as of _______ __, 1999 by and among Coca-Cola Bottling Co. Consolidated, a Delaware corporation ("Consolidated"); Sumter Merger Corporation, Inc., a Delaware corporation and a wholly-owned subsidiary of Consolidated ("Newco"), Carolina Coca-Cola Bottling Company, Inc., a South Carolina corporation ("Coke-Carolina"), W. S. Heath, A. T. Heath, III and R. Bland Roper as the "Shareholders' Representatives", and the Escrow Agent, hereby acknowledge receipt of the following to be held and administered pursuant to the terms and conditions of the Indemnification Escrow Agreement:

1.      ________________ dollars ($_____________) in cash

2. Certificate No. ________ representing ______________ (_____) shares of Consolidated Common Stock issued to the Shareholders' Representatives in their representative capacities

3. Installment Notes in the face amount of _____________ dollars ($_______) issued to the Shareholders' Representatives in their representative capacities.

Signature
cc:     Thomas B. Hyman Jr.
        John F. Henry, Jr., Esq.

                                    Exhibit C
                             Indemnitee Claim Notice

Date of Claim:                      ______________
Principal Amount of Claim:                  $__________________
Accrued Interest As Of              :       $__________________
Total Claim:                                $__________________

 ................................................................................

Cash to be Remitted to Indemnitees: $__________________

Offset Against Notes:               $_________________

Shares of Consolidated Common
Stock to be surrendered (@ $59.60/share):   __________________


Certification:
I, _______________________, __________________ of Coca-Cola Bottling Co.
Consolidated, and _____________ of Sumter Merger Corporation, Inc. hereby certify that the foregoing is a duly authorized claim for Indemnification (net of the Liability Deductible, if applicable) pursuant to the terms of the APM, that this Indemnittee Claim Notice was set to the Shareholders' Representatives, and that attached hereto are the signed return receipt cards from the U. S. Postal Service, verifying tender of delivery to the Shareholders' Representatives on a date not later than _____________.

Dated this ______ day of __________, ________.

_____________________________
name:____________________
title:  ___________________

                                                                         ANNEX E

        FORM OF A.T. HEATH, III NON-COMPETITION AND CONSULTING AGREEMENT

                    NON-COMPETITION AND CONSULTING AGREEMENT

        THIS AGREEMENT made this _____ day of _________, 1999 (the "Effective Date") by and among Carolina Coca-Cola Bottling Company, Inc. (formerly Sumter Merger Corporation, Inc.), a Delaware corporation and a wholly-owned subsidiary of Coca-Cola Bottling Co. Consolidated ("New Coke Carolina"), and A. T. Heath, III, a South Carolina resident ("Consultant").

                              W I T N E S S E T H :

        WHEREAS, Consultant has, prior to the date hereof, been employed by Carolina Coca-Cola Bottling Company, Inc., a South Carolina corporation, which as of this date has been merged into New Coke Carolina; and

        WHEREAS, Consultant has resigned his employment as of the effective date of the merger; and

        WHEREAS, due to Consultant's knowledge and experience in the business of the packaging, distribution and sale of soft drink products (particularly those products of The Coca-Cola Company), New Coke Carolina desires to retain the services of Consultant as a consultant and adviser to New Coke Carolina after the merger; and

        WHEREAS, due to Consultant's extensive business contacts in the geographic region of New Coke Carolina's business and his knowledge of the soft drink business in general, New Coke Carolina would be injured if Consultant became employed, rendered services to, or otherwise assisted any other business in the packaging, distribution and sale of soft drink products in the geographic region served by New Coke Carolina; and

        WHEREAS, New Coke Carolina and Consultant have entered into this Agreement for their mutual interest and benefit;

        NOW THEREFORE, for and in consideration of the premises and the covenants and agreements hereinafter set forth, the legal sufficiency of which being hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. Duties. During the period beginning on the Effective Date and ending nine (9) years thereafter (the "Consultation Period"), the Consultant agrees to provide such advice, counsel, assistance and services relating to New Coke Carolina as are set forth below, but only of such nature and at such times as the Consultant and New Coke Carolina mutually agree (it being acknowledged by New Coke Carolina that during the Consultation Period the Consultant expects to have business and personal activities that may result in his not being available on a regular basis or at any specific time or for any specific number of hours). The duties required hereunder shall be performed in the city of Sumter, South Carolina, from the Consultant's homes or own principal office or by telephone (New Coke Carolina acknowledging that the primary reason for wanting to obtain the Consultant's services during the Consultation Period is to have access to the Consultant's knowledge of New Coke Carolina's business and the industry in which it operates and not to obtain services normally provided by employees) or such other locations as the parties may mutually agree upon, and shall be limited to:

               a. providing advice and assistance regarding the former operations of New Coke Carolina and the continuance of such operations;

               b. familiarizing officers with marketing methods formerly employed by New Coke Carolina and its subsidiaries and assisting in on-going marketing programs as to major customers;

               c. advising on and assisting with major customer, supplier and creditor relations, including, without limitation, telephone calls, letters or personal visits in the territory in South Carolina in which New Coke Carolina operates on the Effective Date and environs;

               d. involvement in legislative activities by maintaining contacts with legislators; and

               e. such additional duties, including specific projects, as may be mutually agreed to by Consultant and New Coke Carolina.

        2. Reimbursement for Certain Expenses. New Coke Carolina shall pay Consultant such additional amounts for reasonable expenses incurred by Consultant while performing tasks required hereunder which Consultant has been specifically asked to perform by New Coke Carolina. Consultant agrees not to incur any such expenses without the prior written approval of New Coke Carolina. Consultant shall be reimbursed by New Coke Carolina upon the presentation of invoices, receipts or other evidence acceptable to New Coke Carolina in accordance with its standard policies.

        3. Terms and Compensation. The term of this Agreement shall commence on the Effective Date and expire on the ninth (9th) anniversary of the Effective Date. For the services to be rendered by Consultant hereunder, and for holding himself available for consultation and advisory services to New Coke Carolina and as consideration for the non-competition provisions of numbered paragraph 4 below, New Coke Carolina agrees to pay Consultant the sum of Fifteen Thousand Dollars ($15,000.00) per month for the first thirty-six (36) months from the Effective

Date, Ten Thousand Dollars ($10,000.00) per month for the next thirty-six (36) months, and Five Thousand Dollars ($5,000.00) for the final thirty-six (36) months (such compensation shall be paid to the Consultant's estate or as he otherwise directs in the event of his disability or death). Consultant is not entitled to any other compensation hereunder, and without limiting the foregoing, is not entitled to participate in any employee benefit plans of New Coke Carolina.

        4. Non-Competition. As a material inducement to New Coke Carolina entering into this Agreement, Consultant covenants to New Coke Carolina that during the term of this Agreement, he will adhere to the following covenants of non-competition: Consultant acknowledges that the business of New Coke Carolina is in a material portion of the State of South Carolina, and that this covenant of non-competition will apply throughout the State of South Carolina. Accordingly, Consultant covenants and agrees not to directly or indirectly compete in any manner with the business conducted by New Coke Carolina or its subsidiaries, or to directly or indirectly enter into the employment of, or render any service to, or provide financing for, invest in or aid, abet or assist any person, firm or corporation which competes with New Coke Carolina in the business of the packaging, distribution and sale of soft drink products in the State of South Carolina; provided, however, that the foregoing shall not prohibit Consultant from making open market purchases and hold the securities of any publicly-traded company. Consultant will not directly or indirectly solicit or attempt to solicit the business or patronage of any person, firm or corporation for purposes of selling the types of products sold by New Coke Carolina except for the benefit of New Coke Carolina. Consultant expressly acknowledges that these covenants of non-competition do not impose economic hardship upon him. If at any time the foregoing provisions shall be deemed to be invalid or unenforceable or prohibited by the laws of the State of South Carolina, by reason of being deemed or found to be vague or unreasonable as to duration, place of performance, or for any other reason, then this paragraph shall be considered divisible and shall become and be deemed immediately amended to include only such time and such area as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement. Consultant and New Coke Carolina expressly agree that this paragraph as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. Consultant further agrees that for the period described above, he shall not, directly or indirectly, (i) solicit, hire, or in any manner persuade or attempt to persuade any employee, independent contractor, consultant or agent of New Coke Carolina to terminate his or her relationship with New Coke Carolina, or (ii) encourage or cause any customers or suppliers of New Coke Carolina to cease doing business with New Coke Carolina.

        5. Exclusive Remedies. New Coke Carolina and the Consultant agree that, if Consultant violates any obligation of this Agreement, New Coke Carolina shall be entitled only to the equitable remedy of injunction, which shall be New Coke Carolina's exclusive remedy. New Coke Carolina shall have no remedy which in any way allows money damages or any right to stop Consulting Payments, obtain refund or setoff of Consulting Payments, or in any way affect the obligation to pay Consulting Payments.

        6. Business Records. Upon termination of this Agreement, Consultant shall return to New Coke Carolina all copies of all work papers pertaining to the business of producing, bottling, canning, selling or distributing soft drinks or noncarbonated beverages (including waters) conducted by New Coke Carolina and its subsidiaries which have been received by Consultant or prepared in the performance of Consultant's duties hereunder, including without limitation, files, documents and customer lists.

        7. Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate as, nor be construed as, a waiver of any subsequent or related breach thereof.

        8. Independent Contractor. The parties expressly acknowledge that Consultant is hired as an independent contractor and the parties do not intend to establish an employer-employee relationship.

        9. Entire Agreement. This Agreement represents the entire agreement between the parties hereto pertaining to the matters herein covered, and any other prior understandings, agreements or contracts with regard to such matters are hereby canceled without any further liability whatsoever to either party. No subsequent change or modification of the terms hereof shall be binding unless in writing and signed by both of the parties hereto. The actions, courses of dealing, or customs of the parties shall not operate to amend or modify this Agreement unless in conformity with the preceding sentence.

        10. Severability. If any provision of this Agreement is unenforceable, the remaining provisions shall, to the extent possible, be carried into effect taking into account the general purposes and spirit of this Agreement.

        11. Benefit. The services of Consultant are being used because of his special capabilities and qualifications and all of his rights, benefits and duties hereunder are, therefore, not assignable or transferable in any manner; provided, however, that the payment of obligations of New Coke Carolina shall survive the death or incapacity of Consultant.

        12. Governing Law. This Agreement shall be governed by and construed under the laws of the State of South Carolina excluding its conflicts or choice of law principles.

        13. Remedy. In addition to any other remedy given to New Coke Carolina hereunder or otherwise, the parties hereto declare that it may be difficult or impossible to measure adequately in money the damages which will accrue to New Coke Carolina if Consultant shall breach the provisions of Paragraph 4 of this Agreement. Therefore, if New Coke Carolina, at its election, shall institute any action or proceeding to enforce the provisions of Paragraph 3 of this Agreement, Consultant hereby agrees that, with respect to a violation of the provisions of Paragraph 3 hereof, New Coke Carolina has no adequate remedy at law, and New Coke Carolina shall be entitled to specific performance of the provisions contained therein.

        IN WITNESS WHEREOF, the undersigned hereby set forth their hands as of the date first above written.


CAROLINA COCA-COLA BOTTLING
COMPANY, INC., a Delaware corporation


By:___________________________________             ___________________________
        Name:_________________________             A. T. Heath III
        Title:________________________

                            *    *    *

                                 Parent Guaranty

        Coca-Cola Bottling Co. Consolidated, a Delaware corporation (the "Guarantor"), which is the parent of New Coke Carolina, does hereby, as a primary obligor, absolutely, unconditionally and irrevocably guarantee the prompt payment and performance of all of the obligations of New Coke Carolina under and pursuant to the foregoing Agreement without any requirement of notice or demand of, or failure to perform by, New Coke Carolina; and this guarantee by the Guarantor shall be an obligation for full and prompt payment and performance rather than a secondary guarantee of collectibility. No change, amendment or modification of the foregoing Agreement or waiver of any of its terms shall diminish, release or discharge the liability of Guarantor under the foregoing Agreement. The liability of Guarantor under this Guaranty is continuing and shall only be discharged by the full performance of New Coke Carolina of all of its obligations under the foregoing Agreement.

                                            COCA-COLA BOTTLING CO. CONSOLIDATED


                                            By:________________________________
                                               Name:___________________________
                                               Title:__________________________

                                                                         ANNEX F

                           FORM OF AFFILIATE AGREEMENT

                               AFFILIATE AGREEMENT


                               __________ __, 1999



Coca-Cola Bottling Co. Consolidated
1900 Rexford Road
Charlotte, North Carolina 28211


Ladies and Gentlemen:

        This letter is being delivered to you as contemplated by Section 8.3(f) of that certain Agreement and Plan of Merger dated as of March __, 1999 (the "Merger Agreement") by and among Coca-Cola Bottling Co. Consolidated ("Consolidated"), Sumter Merger Corporation, Inc. and Carolina Coca-Cola Bottling Company, Inc. ("Coke-Carolina"). I am a shareholder of Coke-Carolina and will acquire, among other things, shares of common stock, $1.00 par value ("Consolidated Common Stock"), and 5.75% Installment Notes due 2006 (together with the Consolidated Common Stock, the "Consolidated Securities") of Consolidated in the merger contemplated by the Merger Agreement (the "Merger"). I understand that as of the date of this letter I may be deemed to be an "affiliate" of Coke-Carolina as that term is defined for purposes of Paragraphs
(c) and (d) of Rule 145 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). This Affiliate Agreement evidences certain rights and obligations between me and Consolidated relative to the Consolidated Securities to be received by me in the Merger.

        In consideration of the Merger and of the mutual covenants contained herein, the undersigned and Consolidated hereby agree as follows:

        1. I have been advised that Consolidated Securities issued to me pursuant to the Merger have been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have been advised that, because at the time the Merger is submitted to a vote of the shareholders of Coke-Carolina, (a) I may be deemed to be an affiliate of Coke-Carolina and (b) the distribution by me of the Consolidated Securities has not been registered under the Act. I agree that I may not sell, transfer or otherwise dispose of the Consolidated Securities issued to me in the Merger unless:

               (i) such sale, transfer or other disposition is made in conformity with the limitations of Rule 145 promulgated by Commission under the Act;

               (ii) such sale, transfer or other disposition has been registered under the Act; or

               (iii) in the opinion of counsel reasonably acceptable to Consolidated, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

        2. I also understand that there will be placed on the certificates for the Consolidated Securities, or any substitution therefor, a legend stating in substance:

                      [SHARES REPRESENTED BY THIS CERTIFICATE WERE/THIS INSTALLMENT NOTE WAS] ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THIS SECURITY MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED __________________, 1999 BETWEEN THE REGISTERED HOLDER HEREOF AND COCA-COLA BOTTLING CO. CONSOLIDATED, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF COCA-COLA BOTTLING CO. CONSOLIDATED.

        3. I also understand that unless the sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement under the Act, Consolidated reserves the right to put the following legend on any certificate issued to my transferee:

                      THE SECURITIES REPRESENTED HEREBY WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

        4. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Consolidated Securities, to the extent I felt necessary, with my counsel or counsel for Coke-Carolina.

        5. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Coke-Carolina as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

        6. By Consolidated's acceptance of this letter, Consolidated hereby agrees with me that upon my request, Consolidated will cause any legend set forth in paragraphs 2 and 3 above to be removed by delivery of substitute certificates without any such legend if (i) one (1) year shall have elapsed from the date that I became the beneficial owner of the Consolidated Securities and the provisions of Rule 145(d)(2) are then applicable to me, (ii) two (2) years shall have elapsed from the date that I became the beneficial owner of the Consolidated Securities and the provisions of Rule 145(d)(3) are then applicable to me, or (iii) I shall have delivered to Consolidated a copy of a letter from the staff of the Commission or an opinion of counsel, in form and substance reasonably satisfactory to Consolidated, to the effect that any such legend is not required for purposes of the Act.





                                            Very truly yours,


                                            _________________________________
                                            Name:

Agreed:

COCA-COLA BOTTLING CO. CONSOLIDATED


By:___________________________________
    Name:
    Title:

                                                                  ANNEX G


            PROVISIONS OF THE SOUTH CAROLINA BUSINESS CORPORATION ACT
                         RELATING TO DISSENTERS' RIGHTS

                                   CHAPTER 13

            ARTICLE 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

ss. 33-13-101. Definitions.

        In this chapter:

        (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

        (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.

        (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.

        (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

        (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

        (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

        (7) "Shareholder" means the record shareholder or the beneficial shareholder.

ss. 33-13-102. Right to dissent.

        (A) A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

        (1) consummation of a plan of merger to which the corporation is a party
(i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;

        (2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;

        (3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

        (4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

               (i)    alters or abolishes a preferential right of the shares;

               (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

               (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

               (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

               (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104; or

        (5) in the case of corporations which are not public corporations, the approval of a control share acquisition under Article 1 of Chapter 2 of Title 35;

        (6) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

        (B) Notwithstanding subsection (A), no dissenters' rights under this section are available for shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon the agreement of merger or exchange, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

ss. 33-13-103. Dissent by nominees and beneficial owners.

        (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

        (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf will notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

             ARTICLE 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

ss. 33-13-200. Notice of dissenters' rights.

        (a) If proposed corporate action creating dissenters' rights under
Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

        (b) If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 33-13-220.

ss. 33-13-210. Notice of intent to demand payment.

        (a) If proposed corporate action creating dissenters' rights under
Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.

        (b) A shareholder who does not satisfy the requirements of subsection
(a) is not entitled to payment for his shares under this chapter.

ss. 33-13-220. Dissenters' notice.

        (a) If proposed corporate action creating dissenters' rights under
Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 33-13-210(a).

        (b) The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:

               (1) state where the payment demand must be sent and where certificates for certificated shares must be deposited;

               (2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

               (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;

               (4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and

               (5) be accompanied by a copy of this chapter.

ss. 33-13-230. Shareholders' payment demand.

        (a) A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.

        (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

        (c) A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

ss. 33-13-240. Share restrictions.

        (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.

        (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

ss. 33-13-250. Payment.

        (a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

        (b) The payment must be accompanied by:

               (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

               (2) a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;

               (3) an explanation of how the interest was calculated;

               (4) a statement of the dissenter's right to demand additional payment under Section 33-13-280; and

               (5) a copy of this chapter.

ss. 33-13-260. Failure to take action.

        (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

        (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

ss. 33-13-270. After-acquired shares.

        (a) A corporation may elect to withhold payment required by section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

        (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under Section 33-13-280.

ss. 33-13-280. Procedure if shareholder dissatisfied with payment or offer.

        (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:

               (1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;

               (2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or

               (3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

        (b) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

                     ARTICLE 3. JUDICIAL APPRAISAL OF SHARES

ss. 33-13-300. Court action.

        (a) If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

        (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

        (c) The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.

        (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

        (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

ss. 33-13-310. Court costs and counsel fees.

        (a) The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.

        (b) The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

               (1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or

               (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

        (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

        (d) In a proceeding commenced by dissenters to enforce the liability under Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Consolidated's Restated Certificate of Incorporation provides for indemnification of all persons that it may indemnify pursuant to Section 145 of the Delaware General Corporation Law ("Section 145").

        Section 145 permits Consolidated to indemnify any person liable by reason of the fact that he is or is threatened to be or was a party to a threatened, pending or completed administrative, investigative, civil or criminal action, suit or proceeding (including an action by or in the right of Consolidated) by reason of the fact that he is or was a director, officer, employee or agent of Consolidated or is or was serving at the request of Consolidated as a director, officer, employee or agent of another company or "other enterprise" against expenses, judgments, fines and amounts paid in settlement he actually and reasonably incurred in connection with such an action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of Consolidated (and, in the case of a criminal action or proceeding, had no reason to believe his conduct was unlawful). In the case of an action by or in the right of Consolidated, indemnification is generally limited to attorneys' fees and other expenses and is not available with respect to any claim, issue or matter as to which the person was adjudged liable to Consolidated unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses as the court will deem proper.

        Expenses incurred by an officer or director in defending an action, suit or proceeding may be paid by Consolidated in advance of the final disposition of such an action, suit or proceeding if the officer or director agrees to repay such amount in the event it is determined that he was not entitled to it. Such expenses incurred by other employees or agents may be so paid upon such terms and conditions, if any, as the board of directors of Consolidated deems appropriate.

        In addition, Section 145 permits Consolidated to purchase and maintain insurance on behalf of any person who is or was an officer, director, employee or agent serving as described above whether or not Consolidated would have the power to indemnify such person under Section 145. Consolidated currently maintains such policies for its directors and officers. Constituent corporations and corporations resulting from consolidations and mergers may indemnify such persons to the extent they would have had the power to indemnify as separate entities.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Consolidated pursuant to the foregoing provisions or otherwise, Consolidated has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In addition, Consolidated's Restated Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted under
Section 102(b)(7) of the Delaware General Corporation Law, the personal liability of Consolidated's directors. Section 102(b)(7) provides that a director's personal liability may not be eliminated: (i) for any matter in respect of which such director will be liable under Section 174 of the Delaware General Corporation Law (relating to, among other things, willful or negligent payment of prohibited dividends); (ii) for any breach of his duty of loyalty to Consolidated or its stockholders; (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iv) for any transactions from which the director derived an improper personal benefit.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.    Description of Exhibits
----------     -----------------------
2.1            Agreement and Plan of Merger dated as of March 26, 1999 by and among Consolidated, Sumter Merger Corporation, Inc., a Delaware
               corporation and wholly-owned subsidiary of Consolidated, and
               Carolina Coca-Cola Bottling Company, Inc., a South Carolina
               corporation ("Coke-Carolina") (filed as Annex A to the Proxy
               Statement/Prospectus forming a part of this Registration
               Statement) (Article XI of the Agreement and Plan of Merger lists the exhibits thereto. Exhibits 2.21(a)(ii), 4, 8.2(b), 8.3(b) and
               8.3(d) are not attached as annexes to the Proxy
               Statement/Prospectus or filed as exhibits to this Registration
               Statement. Consolidated undertakes to furnish supplementally a copy of any such omitted exhibit to the Commission upon request.)

4.1            Form of Indenture to be entered into by and between Consolidated and First Union National
               Bank, a national banking association (filed herewith).

4.2            Form of 5.75% Installment Note due 2006 (filed as Annex B to the Proxy Statement/Prospectus forming a part of this Registration Statement).

5.1            Opinion of Witt, Gaither & Whitaker, P.C., as to the legality of the securities to be registered (filed herewith).

8.1            Opinion of Kennedy Covington Lobdell & Hickman, L.L.P., as to federal income tax consequences (filed herewith).

12             Statement regarding computation of ratios (filed herewith)

23.1           Consent of Witt, Gaither & Whitaker, P.C. (set forth in Exhibit 5.1)

23.2           Consent of Kennedy Covington Lobdell & Hickman, LLP (set forth in Exhibit 8.1)

23.3           Consent of PricewaterhouseCoopers LLP, independent auditors (filed herewith)

24.1           Power of Attorney (see page II-4 of this Registration Statement).

25.1           Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
               First Union National Bank (filed herewith)

99.1           Form of Proxy for Special Meeting of Shareholders of Coke-Carolina (filed herewith)

99.2           Form of Transmittal Letter (filed herewith)

99.3           Form of Election Form for Closing Date Merger Consideration (filed herewith)



ITEM 22. UNDERTAKINGS

1. The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

 2. The Registrant undertakes that every prospectus (i) that is filed pursuant to Paragraph (1) immediately proceeding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

4. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

5. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on April 6, 1999.

                                            Coca-Cola Bottling Co. Consolidated

                                            By  /s/ J. Frank Harrison, III
                                               ---------------------------------
                                                J. Frank Harrison, III
                                            Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes and appoints James L. Moore, Jr. and J. Frank Harrison, III, and each of them, as attorneys-in-fact, to sign on his behalf individually and in the capacity designated below, and to file, any amendments, including post effective amendments, to this Registration Statement.



/s/ J. Frank Harrison, III          Chairman of the Board of Directors,          April 6, 1999
----------------------------        Chief Executive Officer and Director
    J. Frank Harrison, III

/s/ J. Frank Harrison, Jr.          Chairman Emeritus and Director               April 6, 1999
----------------------------
    J. Frank Harrison, Jr.

/s/ Reid M. Henson                  Vice Chairman of the Board                   April 6, 1999
----------------------------        of Directors and Director
    Reid M. Henson

/s/ James L. Moore, Jr.             President, Chief Operating                   April 6, 1999
----------------------------        Officer and Director
    James L. Moore, Jr.

/s/ John M. Belk                    Director                                     April 6, 1999
----------------------------
    John M. Belk

/s/ H. W. McKay Belk                Director                                     April 6, 1999
----------------------------
    H. W. McKay Belk

----------------------------        Director                                     April 6, 1999
    Evander Holyfield

/s/ H. Reid Jones                   Director                                     April 6, 1999
----------------------------
    H. Reid Jones

----------------------------        Director                                     April 6, 1999
    Ned R. McWherter

/s/ John W. Murrey, III             Director                                     April 6, 1999
----------------------------
    John W. Murrey, III

-----------------------------       Director                                     April 6, 1999
    Charles L. Wallace

/s/ David V. Singer                 Vice President and Chief Financial Officer   April 6, 1999
----------------------------
    David V. Singer

/s/ Steven D. Westphal              Vice President and Chief Accounting Officer  April 6, 1999
----------------------------
    Steven D. Westphal

                                      II-4